UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 31, 2014, Hill International, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with KeyBanc Capital Markets Inc., as representative of the underwriters named in Schedule I of the Underwriting Agreement (collectively, the “Underwriters”), providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of up to an aggregate of 8,500,000 shares (the “Shares”) of the Company’s common stock (not including 1,275,000 Shares that may be purchased if the Underwriters exercise in full their option to purchase additional shares at a price to the public of $4.25 per share. The Shares are being offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-175822) declared effective by the Securities and Exchange Commission (“Commission”) on August 18, 2011, including the prospectus contained therein, and a related prospectus supplement dated July 31, 2014, filed with Commission pursuant to Securities Act Rule 424(b) on August 1, 2014. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is included as Exhibit 1.1 to this report.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are included as part of this report:

(d)	Exhibits.

Exhibits No.	Description

1.1	Underwriting Agreement, dated July 31, 2014, by and between the Company and KeyBanc Capital Markets Inc., as representative of the underwriters named in Schedule I of the Underwriting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William Dengler, Jr.
	Name:	William Dengler, Jr.
Dated: August 1, 2014	Title:	Senior Vice President, General Counsel and Secretary